UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 7, 2018
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)
Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry Into Material Definitive Agreement

As previously disclosed, Northwest Natural Gas Company (NW Natural) is pursuing the formation of a holding company structure. NW Natural has received regulatory approval for conversion to a holding company structure from the Public Utility Commission of Oregon (OPUC) and the Washington Utilities and Transportation Commission (WUTC), and expects regulatory approval from the California Public Utility Commission during 2018.

The NW Natural Board of Directors has determined to recommend a holding company structure to NW Natural shareholders for vote at the 2018 Annual Shareholders Meeting. As part of this recommendation, the NW Natural Board of Directors approved entry into a plan of merger between NW Natural, NW Natural’s wholly owned subsidiary, Northwest Natural Holding Company (NW Holding) and NW Holding’s wholly owned subsidiary, Northwest Natural Merger Sub., Inc. (Merger Sub), attached hereto as Exhibit 2. NW Holding and Merger Sub were formed to effect the holding company reorganization and have no operations. NW Natural entered into the Plan of Merger on March 7, 2018.

The Plan of Merger provides that, upon satisfaction of the conditions in the Plan of Merger, Merger Sub will be merged into NW Natural and each outstanding share of NW Natural common stock will be converted into one share of NW Holding common stock, so that the holders of NW Natural common stock would become holders of NW Holding common stock and NW Natural would become a wholly owned subsidiary of NW Holding (Merger). NW Natural expects that, contemporaneously with the effective time of the Merger, when NW Holding becomes the sole holder of NW Natural common stock, NW Natural will transfer to NW Holding all outstanding shares of each of its subsidiaries other than Northwest Energy Corporation and that entity’s subsidiary, which comprises part of the regulated gas utility business of NW Natural. Following the Merger, NW Natural would continue to operate as a gas utility subject to the jurisdiction of the OPUC and WUTC.

Effectiveness of the Merger is subject to: NW Natural shareholder approval; satisfaction of all conditions for listing of NW Holding common stock on the New York Stock Exchange; receipt of all regulatory approvals; and completion of appropriate filings under the Oregon Business Corporation Act. It is expected that, subject to the satisfaction of such conditions, the effective time of the Merger will occur between July 1, 2018 and January 1, 2019.

Forward-Looking Statements

This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, shareholder approval, transactions and the likelihood of approval or success thereof, corporate organization including but not limited to reorganization into a holding company structure, financial results, revenues and earnings, performance, timing or effects of future regulatory proceedings or future regulatory approvals, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors," and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the company's most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk," and Part II, Item 1A, "Risk Factors," in the company's quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index below.

EXHIBIT INDEX

Exhibit	Description

2	Agreement and Plan of Merger by and among Northwest Natural Gas Company, Northwest Natural Holding Company, and Northwest Natural Merger Sub., Inc, dated as of March 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: March 13, 2018	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer and Corporate Secretary

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